CONFIDENTIAL TREATMENT REQUESTED

                               FIRST AMENDMENT TO
                               SUBLEASE AGREEMENT


     This FIRST AMENDMENT TO SUBLEASE AGREEMENT (the "First Amendment") is dated as of April 1, 2000, by and among TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation ("Sublessor") and MEMC SOUTHWEST INC., a Delaware corporation ("Sublessee"). All terms used herein, unless otherwise defined, shall have the same meanings ascribed to them in the Sublease (as defined below).

                                    Recitals

     WHEREAS, Sublessor and Sublessee made and entered into that certain Sublease Agreement Covering Silicon Wafer Operations Premises dated as of June 30, 1995 (the "Sublease"); and

     WHEREAS, in connection with the [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC], Sublessor and Sublessee wish to amend the Sublease to allow for early termination by Sublessee; and

     WHEREAS, Article 35 of the Sublease allows the Sublease to be amended with the written consent of Sublessor and Sublessee.

     NOW, THEREFORE, the parties agree as follows:

1.   The following shall be added at the end of Article 24:

     "Notwithstanding anything else to the contrary herein, effective January 1, 2002, Sublessee shall have the right to terminate this Sublease upon at least twelve (12) months prior written notice to Sublessor. In the event the Sublease is terminated pursuant to this provision prior to the end of the then current term, Sublessee shall be responsible for all Rent up to and including the date of termination. Rent shall be prorated for any partial month of occupancy on the basis of 365 days per year. The foregoing termination shall be permitted solely in connection with [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]"

2. Except as specifically amended by this First Amendment, all provisions of the Sublease shall remain effective and binding. This Amendment, together with the Sublease, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreement, oral or written, and all other communications between the Parties.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written and the terms herein shall be effective as of that date.


Sublessor:                                      Sublessee:

TEXAS INSTRUMENTS INCORPORATED                  MEMC SOUTHWEST INC.


By:  /s/ K. Balasubramanian                     By:  /s/ James Lang
   ---------------------------                     -----------------------------
Name:   K. Balasubramanian                      Name:   James Lang
Title:  Senior Vice President                   Title:  President